UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 10, 2021

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 10, 2021, Caesars Entertainment, Inc. (the “Company”) announced the offering of $1.0 billion aggregate principal amount of Senior Notes due 2029. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, on September 10, 2021, the Company announced that it has commenced a cash tender offer for up to $1.2 billion of the approximately $1.7 billion aggregate principal amount outstanding of 5.250% Senior Notes due 2025 issued by its wholly-owned subsidiaries, Caesars Resort Collection, LLC and CRC Finco, Inc. A copy of the press release making this announcement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 10, 2021.

99.2	Press Release dated September 10, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: September 10, 2021	By:	/s/ Bret Yunker
	Name:	Bret Yunker
	Title:	Chief Financial Officer